CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE:	Omega Reports 2006 Earnings

FOR IMMEDIATE RELEASE —— January 22, 2007

STATE COLLEGE, PA – Omega Financial Corporation (NASDAQ:OMEF) reported $20.4 million in net income, or $1.62 per diluted share, for 2006, after a $4.8 million provision for loan loss, or $0.25 per diluted share after tax, for two large commercial relationships. Net income in 2005 was $22.9 million, or $1.81 per diluted share. For the fourth quarter of 2006, net income was $4.4 million compared to $5.4 million for the same period last year, while per diluted share earnings were $0.35 and $0.42, respectively. “Both the fourth quarter and full-year earnings were significantly impacted by an increase in loan loss provision needed for these large commercial credits” said Donita R. Koval, Omega Financial’s president and chief executive officer. Favorable resolutions of other problem credits helped offset the total provision required for all loans, resulting in a provision for loan losses for 2006 of $3.9 million, versus $1.2 million in 2005.

Koval noted that the total impact on earnings in 2006 related to these two credits, including the added provisions of $4.8 million, $1 million of lost interest, and other related expenses, was just over $4 million after tax for the year, which negatively affected earnings by 16% or $0.32 per diluted share.

The level of loan loss provision in 2006 is due primarily to one commercial borrower who filed for bankruptcy protection in 2006. In the first quarter of 2006, approximately $20 million in loans for this borrower were placed on non-accrual status; a $2.8 million principal reduction payment was received in the fourth quarter of 2006. These transactions resulted in an increase to the loan loss reserve for this borrower of $1.8 million and $3.8 million for the fourth quarter and the year, respectively, and lost interest income of $1 million.

A further increase in the loan loss provision for $90,000 in the fourth quarter and $990,000 for the year was recorded for another commercial borrower who also filed for bankruptcy protection. This loan was sold in the fourth quarter and the company does not expect any additional loss.

Nonperforming loans totaled $23.3 million as of December 31, 2006, including the $16.8 million for the previously mentioned commercial relationship. At December 31, 2005, nonperforming loans totaled $9.1 million.

The company remained focused on achieving positive operating trends in a variety of areas. The net interest margin improved 15 basis points to 4.07% for 2006, compared to 3.92% for 2005. For the fourth quarter, the margin improved to 4.14% from 4.03% for the same period last year.

Omega recorded increases in other income as well, particularly in deposit and loan fees, which rose 8.4% and 18.5% respectively for the year. Total other income went up to $28.8 million for the year and $8.4 million for the fourth quarter, compared to $27.9 million and $6.9 million for the same periods last year. In addition, the company kept its expenses in tight control, with total non-interest expense essentially flat for the year.

“Increasing our net interest margin while maintaining expenses at last year’s level are strong indicators that our basic strategies are sound,” Koval said. “We are also encouraged that the further development of our customer relationship management sales culture has continued to diversify our revenue stream beyond traditional products and we expect that to continue into 2007 with the release of several of our new initiatives including remote deposit capture technology, Professional Club account segmentation and New Opportunity Checking.” More details on all of these service initiatives are available on the company’s website at www.omegafinancial.com.

In the fourth quarter, Omega completed the sale of three branch locations acquired in the 2004 merger with Sun Bancorp that did not fit the company’s long-term strategy. These branch sales included sales of $21 million in loans and $33.1 million in deposits. The company further restructured its balance sheet in the fourth quarter with the sale of $22 million in tax-free instruments. Asset sales increased the fourth quarter pretax earnings from continuing operations by $1.7 million and the year by $2.8 million. The sale of the branches will allow the company to concentrate the deployment of capital into its core markets, while the sale of tax-free securities will allow Omega to reinvest in higher yielding assets.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

Earnings:
Net income	$4,386	$5,352	(18.0)%	$20,431	$22,875	(10.7)%

Per share statistics: *
Diluted earnings	$.35	$.42	(16.7)%	$1.62	$1.81	(10.5)%
Dividends declared — common	.31	.31	—	1.24	1.24	—
Book value — common	25.76	25.28	1.9	25.76	25.28	1.9
Book value — tangible	12.61	11.76	7.2	12.61	11.76	7.2
Market value — High	33.50	30.94	8.3	34.21	34.50	(0.8)
Low	29.48	25.42	16.0	27.88	25.42	9.7

Financial position at period end:
Assets	$1,815,818	$1,939,979	(6.4)%	$1,815,818	$1,939,979	(6.4)%
Net loans	1,135,048	1,199,373	(5.4)	1,135,048	1,199,373	(5.4)
Deposits	1,325,763	1,422,530	(6.8)	1,325,763	1,422,530	(6.8)
Shareholders’ equity	325,211	318,490	2.1	325,211	318,490	2.1

Average Balances:
Assets	$1,846,561	$1,950,003	(5.3)%	$1,893,973	$1,997,460	(5.2)%
Net loans	1,147,555	1,222,302	(6.1)	1,172,034	1,247,360	(6.0)
Deposits	1,359,209	1,431,788	(5.1)	1,397,649	1,485,048	(5.9)
Shareholders’ equity	327,203	321,525	1.8	323,370	320,535	0.9

Non-Performing Loans at period end:
Non-accrual loans	$21,001	6,562	220.0%	$21,001	6,562	220.0%
Accruing loans past due 90 days or more	2,327	2,616	(11.0)	2,327	2,616	(11.0)

Profitability ratios — annualized: *
Return on average assets	0.95%	1.10%	(13.5)%	1.08%	1.15%	(5.8)%
Return on tangible assets	1.04	1.20	(13.3)	1.18	1.25	(5.6)
Return on average stated equity (1)	5.36	6.65	(19.4)	6.32	7.13	(11.4)
Return on average tangible equity (2)	10.91	14.14	(22.8)	13.22	15.33	(13.8)
Net interest margin — fully tax equivalent	4.14	4.03	2.7	4.07	3.92	3.8

Shares outstanding at period end: *
Common	12,622,802	12,599,508	0.2%	12,622,802	12,599,508	0.2%

(1) Average stated equity is equal to average shareholders’ equity.
(2) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	December 31,	December 31,
Assets	2006	2005
Cash and due from banks	$56,225	$56,194
Interest bearing deposits with other banks	12,073	8,908
Trading securities	48	468
Investment securities available for sale	291,862	347,300
Other investments	12,032	6,055
Investment in unconsolidated subsidiary	1,625	1,625
Loans held for sale	204	264
Total portfolio loans	1,152,188	1,214,591
Less: Allowance for loan losses	(17,344)	(15,482)

Net portfolio loans	1,134,844	1,199,109
Premises and equipment, net	30,861	35,997
Other real estate owned	512	956
Bank-owned life insurance	76,341	75,144
Investment in limited partnerships	5,763	6,612
Core deposit intangibles	5,641	6,729
Other intangibles	1,085	1,193
Goodwill	159,387	159,191
Assets of discontinued operations	—	4,599
Other assets	27,315	29,635
TOTAL ASSETS	$1,815,818	$1,939,979

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$232,335	$236,683
Interest bearing	1,093,428	1,185,847

Total deposits	1,325,763	1,422,530
Short-term borrowings	65,712	90,153
ESOP debt	1,481	1,845
Junior subordinated debentures	56,193	56,692
Long-term debt	27,877	36,322
Other interest bearing liabilities	858	882
Liabilities of discontinued operations	—	156
Other liabilities	12,723	12,909

TOTAL LIABILITIES	1,490,607	1,621,489
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,823,471 shares at December 31, 2006;
12,670,323 shares at December 31, 2005;	64,133	63,368
Outstanding -
12,622,802 shares at December 31, 2006;
12,599,508 shares at December 31, 2005;
Capital surplus	103,149	99,874
Retained earnings	164,653	159,583
Accumulated other comprehensive income	313	(1,226)
Unearned compensation related to ESOP debt	(859)	(1,125)
Cost of common stock in treasury:
200,669 shares at December 31, 2006;
70,815 shares at December 31, 2005;	(6,178)	(1,984)

TOTAL SHAREHOLDERS’ EQUITY	325,211	318,490

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,815,818	$1,939,979

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$20,273	$20,061	$81,103	$78,907
Interest and dividends on investment securities	3,294	3,200	12,518	11,231
Other interest income	308	53	1,166	1,037

TOTAL INTEREST INCOME.	23,875	23,314	94,787	91,175
Interest Expense:
Interest on deposits	6,838	5,686	25,966	21,691
Interest on short-term borrowings	589	832	2,731	2,336
Interest on long-term debt and
other interest bearing liabilities	1,253	1,327	5,024	5,478

TOTAL INTEREST EXPENSE	8,680	7,845	33,721	29,505

NET INTEREST INCOME	15,195	15,469	61,066	61,670
Provision for loan losses	2,776	590	3,896	1,202

INCOME FROM CREDIT ACTIVITIES	12,419	14,879	57,170	60,468
Other Income:
Service fees on deposit accounts	2,584	2,487	10,130	9,344
Service fees on loans	365	391	1,635	1,380
Earnings on bank-owned life insurance	634	579	2,413	2,299
Trust fees	999	952	4,063	4,140
Investment and insurance product sales	732	622	2,942	3,051
Gain on the early extinguishment of debt	—	—	—	1,043
Gain (loss) on sale of loans and other assets	2,147	3	2,380	(376)
Net gain(loss) on the sale of investment securities	(426)	656	389	2,327
Other	1,327	1,240	4,934	4,681

TOTAL OTHER INCOME	8,362	6,930	28,886	27,889
Other Expense:
Salaries and employee benefits	7,209	7,336	29,398	29,382
Net occupancy expense	1,111	1,103	4,318	4,208
Equipment expense	1,189	1,071	4,571	4,195
Data processing service	641	642	2,642	2,521
Pennsylvania shares tax	727	505	2,765	1,780
Amortization of intangible assets	218	234	882	825
Other	4,066	4,116	15,033	16,470

TOTAL OTHER EXPENSE	15,161	15,007	59,609	59,381

Income before income taxes and discontinued operations	5,620	6,802	26,447	28,976
Income tax expense	1,013	1,442	5,702	6,213

Income from continuing operations	4,607	5,360	20,745	22,763
Discontinued operations:
Income from discontinued operations, net of tax	—	(8)	446	112
Loss on disposal of discontinued operations, net of tax	(221)	—	(760)	—

Income (Loss) from discontinued operations	(221)	(8)	(314)	112
NET INCOME	$4,386	$5,352	$20,431	$22,875

Net income per common share
Basic	$0.35	$0.43	$1.62	$1.82
Diluted	$0.35	$0.42	$1.62	$1.81
Net income per common share from continuing operations
Basic	$0.37	$0.43	$1.65	$1.81
Diluted	$0.36	$0.42	$1.65	$1.80
Net income (loss) per common share from discontinued operations
Basic	($0.02)	($0.00)	($0.02)	$0.01
Diluted	($0.02)	($0.00)	($0.02)	$0.01
Weighted average shares and equivalents
Basic	12,591	12,586	12,577	12,601
Diluted	12,627	12,624	12,610	12,645
Dividends declared per share
Common	$0.31	$0.31	$1.24	$1.24

Omega Financial Corporation
Consolidated Net Interest Income Analysis
Fourth Quarter 2006 vs. Fourth Quarter 2005
(In thousands)
	Fourth Quarter 2006			Fourth Quarter 2005			Increase/(Decrease)
	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change
INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	11,738	4.36%	129	6,902	3.08%	53	47.7	28.3	76
Federal Funds Sold	13,489	5.32%	179	18	0.00%	—	—	179.0	179

Total Money Market Investments	25,227	4.90%	308	6,920	3.07%	53	47.7	207.3	255
Investment Securities

U.S. Treasuries and Agencies	276,502	4.11%	2,835	285,866	3.60%	2,567	(86.2)	354.2	268
State and Municipals-Tax Free	16,265	2.31%	94	58,316	2.95%	430	(258.3)	(77.7)	(336)
Corporate Securities	24,331	6.00%	365	16,915	4.78%	202	103.0	60.0	163

Total Investment Securities	317,098	4.16%	3,294	361,097	3.55%	3,199	(241.5)	336.5	95
Loans

Commercial Loans	247,984	7.60%	4,699	268,637	7.17%	4,804	(382.6)	277.6	(105)
Tax Free Commercial Loans	17,839	4.86%	216	19,690	4.89%	240	(22.5)	(1.5)	(24)
Real Estate Loans	665,012	6.90%	11,477	736,583	6.37%	11,738	(1,189.2)	928.2	(261)
Tax Free Real Estate Loans	40,463	4.34%	439	38,957	4.16%	405	16.0	18.0	34
Personal Loans and Leases	191,730	7.20%	3,442	158,436	7.28%	2,875	598.9	(31.9)	567

Total Loans	1,163,028	6.98%	20,273	1,222,303	6.57%	20,062	(979.4)	1,190.4	211
Total Earning Assets	1,505,353	6.35%	23,875	1,590,320	5.87%	23,314	(1,173.2)	1,734.2	561
FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	298,946	0.79%	586	331,951	0.62%	516	(56.2)	126.2	70
Money Market Accounts	78,236	1.52%	297	98,761	1.43%	351	(75.5)	21.5	(54)
Savings Accounts	181,884	0.55%	251	208,061	0.56%	288	(32.4)	(4.6)	(37)
CD’S, $100,000 and Over	97,569	4.33%	1,053	93,342	3.69%	859	40.2	153.8	194
Other Time Deposits	470,560	3.97%	4,652	463,403	3.18%	3,672	57.3	922.7	980

Total Interest Bearing Deposits	1,127,195	2.44%	6,839	1,195,518	1.91%	5,686	(66.6)	1,219.6	1,153
Other Borrowed Funds-Short Term	61,838	3.82%	589	88,840	3.76%	833	(257.1)	13.1	(244)
Long Term Debt	84,303	5.90%	1,244	92,999	5.67%	1,318	(126.2)	52.2	(74)
Other Interest Bearing Liabilities	814	3.93%	8	847	4.25%	9	(0.4)	(0.6)	(1)
Demand Deposits	232,014			236,269
Cash	(49,442)			(53,639)
Other	48,631			29,486

Total Funding Sources	1,505,353	2.32%	8,680	1,590,320	1.98%	7,846	(450.3)	1,284.3	834
Net Int Spread — Net Int Income		4.03%	15,195		3.89%	15,468	(722.9)	449.9	(273)
Net Int Spread-Tax Equivalent		4.14%			4.04%
Tax Equivalent Net Int Income			15,598			16,047